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                                                                Exhibit 99(a)(1)


                                STATE of DELAWARE

                              CERTIFICATE of TRUST

     This Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) and sets forth the following:


..    First: The name of the trust is: ProFunds ETF Trust

..    Second: The name and address of the trustee or the Registered Agent is
     (meeting the requirements of subsection 3807) is: The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19891

..    Third: (Use this paragraph only if the company is to have a specific effective date:

     "This Certificate shall be effective__________________________________"

..    Fourth: (Insert any other information the trustees determine to include therein.)



                                                 By: /s/ Michael L. Sapir
                                                     -----------------------
                                                 Name:  Michael L. Sapir
                                                 Title: Initial Trustee

                                                 By: /s/ Louis M. Mayberg
                                                     ----------------------
                                                 Name:  Louis M. Mayberg
                                                 Title: Initial Trustee